UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 27, 2010

BRAND NEUE CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53318	98-0560939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 S.E. Executive Drive, Suite 13 Bentonville, Arkansas	72712
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (479) 845-0109

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Officer

On June 1, 2010, Brand Neue Corp. (the “Company”) appointed R. Bev Harrison, to the position of Chief Financial Officer of the Company.

From 2002 until present, Mr. Harrison has served as President of WestFactor Capital Inc., a factoring company that purchases commercial accounts receivable from small and mid-sized businesses in Western Canada. Prior to joining WestFactor Capital Inc., Mr. Harrison was President of Ashlar Capital Corporation from 1995 through 2002 and prior to joining Ashlar Capital Corporation, Mr. Harrison held senior management positions for a number of organizations, including Davis & Company and Columbia Computing Services Ltd.  Mr. Harrison was also a partner at Arthur Andersen & Co. from 1973 to 1986.  Mr. Harrison graduated from Queen's University in 1962 with a gold medal as top scholastic graduate.

Mr. Harrison has not previously held any positions with the Company and there are no related party transactions between the Company and Mr. Harrison that are reportable under Item 404(a) of Regulation S-K.  Mr. Harrison does not have any family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There is no arrangement or understanding between Mr. Harrison and any other persons, pursuant to which Mr. Harrison was selected as an officer.

(d)	Appointment of Directors

On May 27, 2010, the Board of Directors of the Company appointed Alex Eliashevsky and Kevin LaBranche to the Board of Directors of the Company.

For over the last five years, Mr. Eliashevsky has served as an independent equity options trader at the Chicago Board of Options Exchange (CBOE).  Prior to trading as a sole proprietor, Mr. Eliashevsky worked as a trader with Cutler Group LP beginning in 1998.  Mr. Eliashevsky graduated from Northwestern University in 2000 with a degree in Industrial Engineering.  Mr. Eliashevsky will also hold the position of Manager of Mergers and Acquisitions with the Company.  Mr. Eliashevsky’s understanding of and experience in the financial markets will provide valuable financial expertise to the Board of Directors.

From 1993 until present, Mr. LaBranche has owned and operated a commercial construction company, Kayla Construction Inc., specializing in retail showroom build-out.  Prior to forming his own company, Mr. LaBranche worked in the manufacturer’s agency business and has over 20 years of experience in the field.  Mr. LaBranche will also hold the position of Manager of Marketing and Distribution with the Company.  Mr. LaBranche’s strong business skills and experience developing a company and customer base will be of particular value to the Board of Directors.

Neither Mr. Eliashevsky nor Mr. LaBranche have previously held any positions with the Company and there are no related party transactions between the Company and either Mr. Eliashevsky or Mr. LaBranche that are reportable under Item 404(a) of Regulation S-K.  Neither Mr. Eliashevsky nor Mr. LaBranche have any family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There is no arrangement or understanding between either Mr. Eliashevsky or Mr. LaBranche and any other persons, pursuant to which Mr. Eliashevsky or Mr. LaBranche were selected as a director.  Neither Mr. Eliashevsky nor Mr. LaBranche have been named or, at the time of this Current Report, is expected to be named to any committee of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAND NEUE CORP.

Date: June 3, 2010	By:	/s/ Adi Muljo
Adi Muljo
Chief Executive Officer
(Duly Authorized Officer)